Exhibit 99.1

CareDx Reports First Quarter 2019 Results

AlloSure momentum drives 85% first quarter revenue growth

BRISBANE, Calif., May 8, 2019 (GLOBE NEWSWIRE) — CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the quarter ended March 31, 2019.

Recent highlights:

•	Accelerated leadership position in transplantation diagnostics in the first quarter of 2019

–	Provided 5,710 AlloSure patent results for approximately 4,300 kidney transplant patients

–	Continued progress in AlloSure Registry (K-OAR) enrollment, with 50 centers initiated and 1,006 patients enrolled as of March 31, 2019

–	Provided 4,280 AlloMap patient results, increasing 11% year-over-year

•	Achieved total revenue of $26.0 million for the first quarter of 2019, increasing 85% year-over-year

–	Testing services revenue of $21.5 million, growth of 103% compared to prior year period

–	Product revenue of $4.4 million, increase of 34% year-over-year

•	Generated GAAP net loss of $7.5 million, adjusted net income of $2.2 million and positive adjusted EBITDA of $1.8 million

•	Acquired OTTR Complete Transplant Management, enabling direct integration into transplant center EMR systems

“The CareDx team continues to execute on our plan, delivering another consecutive record quarter, with revenue increasing 85% year-over-year, driving positive adjusted EBITDA for the third consecutive quarter. We also recently acquired OTTR, the leading provider of organ transplant patient tracking software, marking the beginning of CareDx’s leadership in transplant artificial intelligence and adding another key component to our personalized transplantation medicine platform,” said Peter Maag, CareDx Chief Executive Officer. “I am very pleased with the strong start to 2019, with CareDx poised to deliver another record year and build on our position as the leading provider of genomics-based information in transplantation.”

First Quarter 2019 Financial Results

Revenue for the three months ended March 31, 2019 was $26.0 million, compared with $14.1 million in the first quarter of 2018. Testing services revenue for the first quarter was $21.5 million compared with $10.6 million in the same period of 2018. Product revenue in the three months ended March 31, 2019 was $4.4 million, compared to $3.3 million in the same period of 2018.

For the first quarter of 2019, the net loss was $7.5 million compared to a net loss of $9.0 million in the same period of 2018. The first quarter 2019 net loss included $6.1 million of stock-based compensation expense and a $3.0 million expense from the change in estimated fair value of common stock warrant liabilities. Basic and diluted net loss per share was $0.18 in the first quarter of 2019, compared to basic and diluted net loss per share of $0.30 in the first quarter of 2018.

Non-GAAP net income was $2.2 million in the first quarter of 2019 compared to a $4.0 million non-GAAP net loss in the first quarter of 2018. Basic and diluted non-GAAP net income per share was $0.05 in the first quarter of 2019, compared to a non-GAAP net loss per share of $0.14 in the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2018 was a gain of $1.8 million, compared to an adjusted EBITDA loss of $3.2 million in the first quarter of 2018.

Cash and cash equivalents were $57.4 million as of March 31, 2019.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2019 Guidance

For the full year 2019, CareDx expects revenue to be in the range of $113 million to $115 million (previously $105 million to $107 million).

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products along the pre- and post-transplant testing continuum, and is the leading provider of genomics-based information for transplant patients.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the Company’s fiscal 2019 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by CareDx with the SEC on March 6, 2019 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP net loss, non-GAAP basic and diluted net income and net loss per share and adjusted EBITDA. We define non- GAAP net income and non-GAAP net loss and per share results as the GAAP net income or loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CONTACTS:

Investor Relations

David Clair

Westwicke Partners

646-277-1266

david.clair@icrinc.com

CareDx, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Testing services revenue	$21,518	$10,604
Product revenue	4,433	3,307
License and other revenue	31	142

Total revenue	25,982	14,053
Operating expenses:
Cost of testing services	6,838	4,112
Cost of product	2,895	2,272
Research and development	5,614	3,368
Sales and marketing	6,925	4,085
General and administrative	9,106	5,307
Change in estimated fair value of contingent consideration	—	144

Total operating expenses	31,378	19,288

Loss from operations	(5,396)	(5,235)
Other income (expense):
Interest income (expense), net	342	(2,695)
Debt extinguishment expenses	—	(2,806)
Change in estimated fair value of common stock warrant liability and derivative liability	(3,009)	1,321
Other expense, net	(74)	(3)

Total other income (expense)	(2,741)	(4,183)

Loss before income taxes	(8,137)	(9,418)
Income tax benefit	606	424

Net loss	(7,531)	(8,994)

Net loss attributable to noncontrolling interest	—	(25)

Net loss attributable to CareDx, Inc.	(7,531)	(8,969)

Net loss per share attributable to CareDx, Inc.:
Basic	$(0.18)	$(0.30)

Diluted	$(0.18)	$(0.30)

Weighted-average shares used to compute net loss per share attributable to CareDx, Inc.:
Basic	41,611,399	29,615,441

Diluted	41,611,399	29,615,441

CareDx, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$57,432	$64,616
Accounts receivable	12,525	9,760
Inventory	5,177	4,943
Prepaid and other current assets	2,444	1,795

Total current assets	77,578	81,114
Property and equipment, net	3,820	4,134
Operating leases right-of-use assets	2,506	—
Intangible assets, net	31,759	33,252
Goodwill	12,005	12,005
Restricted cash	191	192

Total assets	$127,859	$130,697

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,859	$4,711
Accrued compensation	4,860	9,156
Accrued and other liabilities	7,651	5,637

Total current liabilities	16,370	19,504
Deferred tax liability	2,571	2,968
Common stock warrant liability	10,521	10,003
Other liabilities	2,775	2,294

Total liabilities	32,237	34,769

Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	419,959	412,010
Accumulated other comprehensive loss	(5,002)	(4,278)
Accumulated deficit	(319,376)	(311,845)

Total stockholders’ equity	95,622	95,928

Total liabilities and stockholders’ equity	$127,859	$130,697

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Net loss attributable to CareDx, Inc.	$(7,531)	$(8,969)
Stock-based compensation expense	6,053	706
Acquisition related-amortization of purchased intangibles	736	764
Change in estimated fair value of contingent consideration	—	144
Amortization of debt discount	—	1,923
Debt extinguishment expenses	—	2,806
Change in estimated fair value of common stock warrant liability and derivative liability	3,009	(1,321)
Tax effect related to amortization of purchased intangibles	(123)	(232)
Acquisition-related amortization of inventory valuation adjustment	18	164

Non-GAAP net income (loss)	$2,162	$(4,015)

GAAP basic and diluted net loss per share attributable to CareDx	$(0.18)	$(0.30)
Non-GAAP basic net income (loss) per share attributable to CareDx	$0.05	$(0.14)
Non-GAAP diluted net income (loss) per share attributable to CareDx	$0.05	$(0.14)
Shares used in computing non-GAAP basic net income (loss) per share	41,611,399	29,615,441

Shares used in computing non-GAAP diluted net income (loss) per share	43,975,282	29,615,441

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2019	2018
Non-GAAP net income (loss)	$2,162	$(4,015)
Interest (income) expense	(342)	772
Income tax benefit	(483)	(192)
Depreciation expense	407	278
Other expense, net	74	3
Net loss attributable to noncontrolling interest	—	(25)

Adjusted EBITDA	$1,818	$(3,179)

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2019
	Total revenue	Cost of testing services	Cost of product	Research and development	Sales and marketing	General and administrative	Change in estimated fair value of contingent consideration	Total other income (expense)	Income tax benefit	Net loss attributable to noncontrolling interest	Net loss attributable to CareDx, Inc.
GAAP	$25,982	$6,838	$2,895	$5,614	$6,925	$9,106	$—	$(2,741)	$606	$—	$(7,531)
Non-GAAP adjustments:
Stock-based compensation expense		(749)	(27)	(832)	(727)	(3,718)					6,053
Acquisition related-amortization of purchased intangibles		(127)	(345)		(264)						736
Change in estimated fair value of contingent consideration											—
Amortization of debt discount											—
Loss on conversion from debt to equity											—
Change in estimated fair value of common stock warrant liability and derivative liability								3,009			3,009
Tax effect related to amortization of purchased intangibles									(123)		(123)
Acquisition-related amortization of inventory valuation adjustment			(18)								18

Non-GAAP	$25,982	$5,962	$2,505	$4,782	$5,934	$5,388	$—	$268	$483	$—	$2,162

	Three Months Ended March 31, 2018
	Total revenue	Cost of testing services	Cost of product	Research and development	Sales and marketing	General and administrative	Change in estimated fair value of contingent consideration	Total other income (expense)	Income tax benefit	Net loss attributable to noncontrolling interest	Net loss attributable to CareDx, Inc.
GAAP	$14,053	$4,112	$2,272	$3,368	$4,085	$5,307	$144	$(4,183)	$424	$(25)	$(8,969)
Non-GAAP adjustments:
Stock-based compensation expense		(54)	(7)	(213)	(64)	(368)					706
Acquisition related-amortization of purchased intangibles		(127)	(383)		(254)						764
Change in estimated fair value of contingent consideration							(144)				144
Amortization of debt discount								1,923			1,923
Loss on conversion from debt to equity								2,806			2,806
Change in estimated fair value of common stock warrant liability and derivative liability								(1,321)			(1,321)
Tax effect related to amortization of purchased intangibles									(232)		(232)
Acquisition-related amortization of inventory valuation adjustment			(164)								164

Non-GAAP	$14,053	$3,931	$1,718	$3,155	$3,767	$4,939	$—	$(775)	$192	$(25)	$(4,015)